UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 31, 2022

ProPetro Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38035	26-3685382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1706 S. Midkiff Midland, TX	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 688-0012

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PUMP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Newton W. “Trey” Wilson III

As previously disclosed by ProPetro Holding Corp. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 19, 2022, Newton W. (“Trey”) Wilson III resigned from his position as General Counsel and Corporate Secretary of the Company, effective December 31, 2022 (the “Separation Date”). Effective as of the Separation Date, the Company and Mr. Wilson entered into a Resignation from Employment Agreement (the “Resignation Agreement”), memorializing the terms of his termination of employment. The Resignation Agreement provides that Mr. Wilson shall receive the following payments and benefits following the Separation Date, subject to his execution and non-revocation of the Resignation Agreement, which includes a release of claims, and his compliance with certain restrictive covenants, including obligations regarding confidentiality, non-competition, non-solicitation and non-disparagement: (i) the 75,149 restricted stock units (“RSUs”) held by Mr. Wilson on the Separation Date vested as of the Separation Date and (ii) the service requirement associated with the 101,604 performance share units (“PSUs”) held by Mr. Wilson on the Separation Date was deemed to be fulfilled and the PSUs will remain outstanding and will vest, if at all, based on the Company’s actual performance over the applicable performance period. The RSUs are required to be settled following the date that the Resignation Agreement becomes irrevocable but no later than thirty days following the Separation Date. The PSUs are required to be settled, if at all, at the time originally specified in the applicable award agreement. In addition, the Resignation Agreement provides that the Company will pay for the reasonable attorneys’ fees incurred by Mr. Wilson in connection with the negotiation of the Resignation Agreement. The Resignation Agreement also provides that Mr. Wilson will be entitled to receive a full annual bonus for the 2022 fiscal year.

The foregoing description of the Resignation Agreement is not complete and is qualified in its entirety to the full text of the Resignation Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

John J. “Jody” Mitchell

As previously disclosed by the Company in its Current Report on Form 8-K filed with the SEC on December 19, 2022, John J. “Jody” Mitchell was appointed as General Counsel and Corporate Secretary of the Company, effective as of January 1, 2023. In connection with his appointment, the Company entered into an Indemnification Agreement with Mr. Mitchell (the “Indemnification Agreement”) pursuant to which the Company will be required to indemnify Mr. Mitchell to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company and to advance him expenses incurred as a result of any proceeding against him to which he could be indemnified.

The foregoing description of the Indemnification Agreement is not complete and is qualified in its entirety by reference to the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit Number	Description of Exhibit
10.1	Resignation from Employment Agreement, effective as of December 31, 2022, by and between Newton W. Wilson III, ProPetro Services Inc. and, solely for the purposes set forth therein, ProPetro Holding Corp.
10.2	Form of Indemnification Agreement for Officers and Directors of ProPetro Holding Corp. (incorporated by reference to Exhibit 10.33 to ProPetro Holding Corp.’s Annual Report on Form 10-K for the year ended December 31, 2018).
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the inline XBRL document (contained in Exhibit 101)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROPETRO HOLDING CORP.

Date: January 3, 2023	By:	/s/ David S. Schorlemer
David S. Schorlemer
Chief Financial Officer

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